TEMPLE-INLAND INC.                       M. RICHARD WARNER
                                                    Vice President
                                             General Counsel and Secretary

                                                        Drawer N
                                                   Diboll, Texas 75941
                                                      409-829-7729

                                    May 20, 1997

          Temple-Inland Inc.
          303 South Temple Drive
          Diboll, Texas  75941

               Re:  Registration Statement on Form S-8 for the
                    Temple-Inland Inc. 1997 Stock Option Plan

          Gentlemen:

               I am General Counsel of Temple-Inland Inc. , a Delaware corporation (the Company ). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the Registration Statement ) relating to 2,400,000 shares (the Shares ) of the Common Stock, par value $1.00 per share, of the Company (the Common Stock ) issuable pursuant to the Temple-Inland Inc. 1997 Stock Option Plan (the Plan ), as more fully described in the Registration Statement. As counsel for the Company, I have examined corporate proceedings taken by the Company, the Certificate of Incorporation, and Bylaws of the Company and its subsidiaries, and such other documents as I have deemed necessary and relevant as a basis for this opinion.

               I am admitted to practice law only in the State of Texas, and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

               Based upon the foregoing, I am of the opinion that any Shares when issued and sold by the Company upon exercise of options granted in accordance with the Registration Statement and the Plan and upon receipt by the Company of the consideration therefor in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

               I hereby consent to the filing of this Opinion with the Commission as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ M. Richard Warner
                                             M. Richard Warner
          MRW:dgd